GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

COMPANY NAME CHANGE ENDORSEMENT

THIS ENDORSEMENT IS MADE PART OF AND SHOULD BE ATTACHED TO YOUR POLICY, CONTRACT OR CERTIFICATE.

Effective September 24, 2012 the name “First Great-West Life and Annuity Insurance Company” will be changed to “Great-West Life & Annuity Insurance Company of New York”.

All references in your policy, contract or certificate to “First Great-West Life & Annuity Insurance Company” are hereby changed effective September 24, 2012 to “Great-West Life & Annuity Insurance Company of New York”. No terms, conditions or benefits to your policy, contract or certificate have changed because of this change. Great-West Life & Annuity Insurance Company of New York is responsible for all obligations and commitments that were made under your policy, contract or certificate.

Great-West Life & Annuity Insurance Company of New York

50 Main Street 10th Floor

White Plains, NY 10606

Signed for Great-West Life & Annuity Insurance Company of New York.

Mitchell T.G. Graye,
President and Chief Executive Officer